UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 OR 15(d) of
                    The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) July 3, 2007

                           MOVIE GALLERY, INC.
         (Exact name of registrant as specified in its charter)

         Delaware                  0-24548             63-1120122
(State or Other Jurisdiction     (Commission         (IRS Employer
     of Incorporation)           File Number)       Identification No.)

             900 West Main Street
               Dothan, Alabama                            36301
   (Address of principal executive offices)             (Zip Code)

           Registrant's telephone number, including area code
                           (334) 677-2108
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On July 3, 2007, Movie Gallery, Inc. (the "Company") conducted a conference call with the Lenders (as defined below) under the First Lien Credit and Guaranty Agreement (the "First Lien Credit Agreement"), dated March 8, 2007, among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the various lenders party thereto (the "Lenders"), Goldman Sachs Credit Partners, L.P., as lead arranger, syndication agent and administrative agent and Wachovia Bank, National Association, as collateral agent and documentation agent on which the Company disclosed that:

* During the quarter ended July 1, 2007, the Company's uses of cash included principal and interest payments under the its senior credit facilities of approximately $21.3 million, interest payments on the Company's 11% senior notes of approximately $17.8 million, capital expenditures of approximately $2.1 million and payments of incentive bonuses for fiscal 2006 of approximately
$10.8 million.

* Synthetic Letters of Credit in the approximate amount of $24.5 million are currently outstanding under the First Lien Credit
Agreement and to date, none have been drawn by the respective beneficiaries.

* Same store sales for the Company's Game Crazy division increased approximately 30% for the quarter ended July 1, 2007, compared to the comparable quarter in fiscal 2006.

* No material changes took place during the quarter ended July 1, 2007 with regard to the Company's revenue sharing agreements with the movie studios.

The Company is currently in the process of finalizing its results for the quarter ended July 1, 2007, and the Company's independent registered public accounting firm has not yet completed its review of the Company's quarterly results. As such, there can be no assurance that these results will not be different than expected. The Company expects to report full financial results for its fiscal second quarter ending July 1, 2007, during August 2007.

Forward-Looking Statements

This Form 8-K includes certain forward-looking statements, including estimates of the Company's results for the quarter ended July 1, 2007. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, among others, the risk factors set forth
Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and under Item 1A. Risk Factors in the Company's Quarterly Report on Form 10-Q for the quarter ended April 1, 2007. Except to the extent required by applicable securities laws, the Company is not under any obligation to (and expressly disclaims any such obligation to) update its forward-looking statements, whether as a result of new information, future events, or otherwise.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MOVIE GALLERY, INC.
Date: July 3, 2007


/S/ Thomas D. Johnson, Jr.
---------------------------------
Thomas D. Johnson, Jr.
Executive Vice President - Chief
Financial Officer